                                    SECURED NOTE

$500,000                                                         May 16, 1998

          FOR VALUE RECEIVED, the undersigned, Controls Automation Technology Systems, Inc., a Missouri corporation ("CAT"), hereby promises to pay to the order of Total Control Products, Inc., an Illinois corporation (together with its successors and assigns, "Lender"), the principal sum of Five Hundred Thousand Dollars ($500,000) on or before May 16, 2003 (or such earlier date as the principal sum shall become due as provided below), or, if less, the aggregate unpaid principal amount of all loans outstanding under this Note, together with interest on the principal sum outstanding from time to time at a rate per annum equal to two percent (2%) in excess of the Prime Rate (as defined below), calculated on the basis of a 365-day year and the actual number of days elapsed. CAT shall pay to Lender all interest accrued hereunder on the first and second year anniversaries of this Note and on the date of each payment of principal as set forth hereafter. CAT further agrees to pay on demand all costs and expenses incurred by Lender in endeavoring to enforce this Note (including, without limitation, court costs and reasonable attorneys' fees and disbursements) and/or any related agreements (all such principal, costs and expenses and all other amounts payable hereunder, together with interest thereon, are referred to herein, collectively, as "Liabilities").

          Beginning on October 1, 2000 and on the first day of each calendar quarter thereafter through April 1, 2003, CAT shall pay Lender an amount equal to one-eleventh (1/11) of the outstanding principal balance of this Note. All Liabilities remaining outstanding shall be due and payable in full on May 16, 2003.

          Any Liabilities that are not paid to Lender when due will accrue interest, from the date due until paid, at a rate per annum equal to four percent (4%) in excess of the Prime Rate (as defined below), calculated on the basis of a 365-day year and the actual number of days elapsed or the maximum rate permitted under applicable law. All payments hereunder shall be made to Lender in lawful U.S. currency at its place of business at 2001 North Janice Avenue, Melrose Park, Illinois 60160. Any payments received will be applied by Lender (i) first, to the payment of all costs and expenses incurred by Lender in endeavoring to enforce this Note; (ii) second, to the payment of accrued and unpaid interest as of the date of payment; and (iii) third, to the payment of any principal amount due hereunder.

          As used in this Note, "Prime Rate" shall mean the "prime rate" of interest quoted from time to time by THE WALL STREET JOURNAL as the "base rate on corporate loans at large U.S. money center commercial banks." However, in the event that THE WALL STREET JOURNAL ceases to quote a "prime rate" of the type described, "Prime Rate" shall mean the per annum rate of interest quoted from time to time as the "Bank Prime Loan" rate for "This week" in Statistical Release H.15 (519) published from time to time by the Federal Reserve Board.

          The prompt payment when due of all Liabilities and satisfaction of all other obligations and liabilities of CAT to Lender, whether now existing or hereafter arising or created, howsoever evidenced or created, are secured by a security interest created by this Note. Reference is made to that certain Shareholders Agreement, dated as of the date hereof, by and among CAT and all of its shareholders (the "Shareholders Agreement"), which is incorporated in this Note by this reference as though set forth below, for a statement of the covenants and agreements in such agreement, a statement of the rights and remedies afforded by such agreement and all other matters therein.

          CAT hereby grants, conveys, mortgages, hypothecates, pledges, sets over, transfers and assigns to Lender, and grants to Lender a continuing security interest in, all of CAT's personal property, wherever located, owned, licensed, leased, consigned, arising or acquired, whether now existing or hereafter coming into existence, including, without limitation, all accounts, goods (including all consumer goods, equipment, motor vehicles, fixtures and inventory), general intangibles, instruments, securities, chattel paper, documents and letters of credit, together with all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor, all products thereof, all accessories, parts and other property used in connection therewith, all books, ledgers, books of account, records, writing, data bases, information and other property relating to, incorporating or referring to any of the foregoing, and all proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing (collectively, the "Collateral").

          CAT hereby represents and warrants to Lender, and covenants with Lender, as follows:

          (a) CAT is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to enter into and perform its obligations under this Note, and to enter into the transactions contemplated hereby. Concurrently herewith, CAT has delivered to Lender true, correct and complete copies (certified as such by the Secretary), in each case, as amended, supplemented and otherwise modified and in effect on the date hereof, of (i) the Certificate of Incorporation of CAT, (ii) proper consents of the directors of CAT authorizing and approving the execution, delivery and performance of this Note and the transactions contemplated thereby, and (iii) the Shareholders Agreement. The Shareholders Agreement is in full force and effect, and, together with the Articles of Incorporation and the By-Laws, constitute the only governing documents of CAT.

          (b) The execution and delivery of this Note and the Shareholders Agreement, the consummation of the transactions contemplated hereby and thereby (including, the borrowings evidenced hereby), and the performance by CAT of its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action. This Note and the Shareholders Agreement have been duly executed and delivered by CAT and constitute legal, valid and binding obligations of CAT, enforceable against CAT in accordance with their respective terms.

          (c) The execution and delivery by CAT of this Note and the Shareholders Agreement, the consummation of the transactions contemplated hereby and thereby, and the performance by CAT of its obligations hereunder and thereunder, are not in contravention of its Certificate of Incorporation, bylaws or other organizational or governing instruments, or any law, rule, regulation, judgment, order or decree of any governmental authority binding upon or applicable to it or its properties, and does not contravene any provision of, or constitute a default under, any other agreement, indenture, mortgage or other instrument to which it is a party or by which it or its property is bound, or require any consent or approval of, or filing or registration with, any governmental authority or other person or entity.

          (d) There is no action, suit, investigation or proceeding pending or, to the best of CAT's knowledge, threatened, before any court, governmental agency or arbitrator, nor has any order, judgment or decree been issued, or, to the best of CAT's knowledge, threatened, by any court, governmental agency or arbitrator which could materially adversely affect the business, condition (financial or otherwise), operations or properties of CAT or adversely affect its ability to fulfill any of its obligations under this Note or under the Shareholders Agreement.

          (e) Until payment in full of the Liabilities and satisfaction of all other liabilities and obligations of CAT to Lender, CAT will furnish to Lender, in form and substance reasonably satisfactory to Lender, certified to be true, correct and complete by an executive officer of CAT, such financial statements and other reports with respect to CAT, or its properties or operations, as Lender reasonably may request, including, without limitation, copies of all reports and statements as and when provided to the shareholders of CAT or the Board of Directors of CAT.

          (f) Lender acknowledges that CAT is a start-up company that has not conducted any material operations prior to the date hereof, and therefor, Lender has received no financial statements from CAT as of the date of this Note.

          (g) CAT has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

          (h) To the best of CAT's knowledge, no conditions exist at, on or under any property now or previously owned or leased by CAT or any other property, which could


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

     give rise to any material liability under any Environmental Law. As used herein, "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety or protection of the environment.

          (i) All factual information heretofore or contemporaneously furnished by or on behalf of CAT to Lender for purposes of or in connection with this
     Note is, and all such factual information hereafter furnished by or on behalf of CAT to Lender will be, true and accurate in every material respect on or as of the date such information is furnished, and such information does not, or when furnished shall not, omit to state any material fact necessary to make such information not misleading.

          (j) (i) Except for the security interest granted by this Note, (A) CAT owns the Collateral free and clear of any lien, security interest, claim or encumbrance, (B) no financing statement (or other evidence of a lien) covering any Collateral or proceeds of any Collateral is on file in any public office, and (C) CAT will keep all Collateral free from any lien, security interest, claim or encumbrance; (ii) CAT will keep the tangible Collateral in good order and repair, will not waste or destroy any Collateral and will not use Collateral in violation of any applicable statute, regulation, ordinance or other law; (iii) CAT will notify Lender in writing at least thirty (30) days prior to any change in CAT's name, address or identity and will not change its ownership or corporate structure; (iv) all of the Collateral is kept at the principal residences of each of Gary Peterson, Thomas Richards, Steven Hobkirk and Michael Stahlman, each of which is located in the state of Missouri (except for any vehicles while in transit), and CAT promptly will notify Lender at least thirty (30) days prior to any change in location of any Collateral and will not remove any of the Collateral from the State of Missouri without Lender's prior written consent, except for removals from the state due to customer off-site visits; (v) except in the ordinary course of CAT's business consistent with past practices, CAT will not sell or offer to sell, assign, lease or otherwise dispose of Collateral or any interest in Collateral without Lender's prior written consent; (vi) the loan evidenced by this Note will be used by CAT solely for business purposes and not for household, consumer or agricultural purposes; and (vii) CAT will take all actions reasonably requested by Lender to assure the continued protection, validity and perfection of Lender's security interest in all Collateral and other rights hereunder, including, without limitation, by delivery to Lender of appropriate financing statements duly executed by CAT and ready for filing.

          Each of the following events or occurrences shall constitute a "default" under this Note: (a) CAT shall fail to pay any Liability when due (and such failure shall continue for a period of five (5) days after the due date); (b) any representation or warranty of CAT made hereunder, in the Shareholders Agreement or in any related agreement or instrument furnished to


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

Lender is or shall become incorrect or misleading in any material respect;
(c) CAT shall fail to duly perform any of its obligations hereunder or in the Shareholders Agreement within twenty days after receipt of written notice of such failure ; (d) a default shall occur in (i) the payment when due (subject to applicable grace periods), whether by acceleration or otherwise, of any indebtedness (other than indebtedness described in clause (a) above) of CAT or (ii) the performance or observance of any obligation, covenant or condition with respect to such indebtedness, if the effect of such default is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; (e) any judgment or order for the payment of money in excess of $5,000 shall be rendered against CAT which is not discharged, stayed or indemnified against to the satisfaction of Lender within ten (10) days; (f) CAT shall become insolvent, a receiver, trustee or custodian is appointed for CAT or any part of its property, or any proceeding is commenced by or against CAT under any bankruptcy, reorganization, debt arrangement or insolvency law; or (g) the holder of any lien on or security interest in any property of CAT constituting Collateral shall take any action to enforce such lien or security interest.

          Upon a default, and at any time after a default, Lender at its option will have all rights and remedies of a secured party under the Uniform Commercial Code of the State of Illinois ("UCC") and other applicable laws. In addition to the foregoing rights and remedies, upon a default, and at any time after a default, Lender shall have the right to declare all Liabilities to be immediately due and payable, whereupon all such amounts shall become immediately due and payable, without further notice, demand or presentment of any kind (provided that in the event of a default described in clause (f) of the foregoing paragraph, all Liabilities automatically shall become due and payable, without declaration, notice, demand or presentment of any kind), and shall have the right to take immediate and exclusive possession of any or all Collateral and sell, assign, lease or otherwise dispose of it at public or private sale. If notification of intended disposition of Collateral is required by law, the requirements of reasonable notice will be met if notice of time and place of any public sale of Collateral, or the time after which any private sale or other intended disposition of Collateral is to be made, is mailed, postage prepaid, to CAT at least ten (10) days before the sale or disposition. All rights and remedies of Lender after a default shall be cumulative. No waiver by Lender of any default will waive any other default or the same default on a different occasion.

          CAT hereby authorizes and empowers Lender, and appoints Lender as attorney in fact of CAT (which authorization, power and appointment, being coupled with an interest, is irrevocable until payment in full of all Liabilities and payment and performance in full of all liabilities and obligations of CAT under this Note), at any time after a default, in Lender's sole and absolute discretion, to: (a) request, in CAT's name, Lender's name or the name of a third party, confirmation from any account debtor or party obligated under or with respect to any Collateral of the amount shown by the accounts or other Collateral to be payable, or any other matter stated therein; (b) endorse in CAT's name and to collect any chattel paper, checks, notes, drafts, instruments or other items of payment tendered to or received by Lender in payment of any account or other obligation owing to CAT; (c) notify, either in CAT's name or Lender's name, and/or to require CAT to notify, any account debtor or other person obligated under or in respect of any Collateral, of the fact of Lender's lien thereon and of the collateral assignment thereof to Lender; and (d) demand, collect, surrender, release or exchange all or any part of any Collateral or any amounts due thereunder or with respect thereto, or compromise or extend or renew for any period (whether or not longer than the initial period) any and all sums which are now or may hereafter become due or owing upon or with respect to any of the Collateral, or enforce, by suit or otherwise, payment or performance of any of the Collateral either in Lender's own name or in the name of CAT. Under no circumstances shall Lender be under any duty to act in regard to any of the foregoing matters and nothing herein shall be deemed an assignment to, or assumption by, Lender of any obligations or liabilities under or with respect to any Collateral, all of which obligations and liabilities shall remain CAT's sole responsibility. The costs relating to any of the foregoing matters, including reasonable attorneys' fees and out-of-pocket expenses, and the cost of any bank account or accounts which may be required hereunder, shall be borne solely by CAT and, to the extent that the same are incurred by Lender, shall be deemed part of the Liabilities payable upon demand of Lender.

          All notices and other communications in connection with this Note shall be sent in writing to Lender or to CAT, as the case may be, at their respective addresses set forth above (or to such other address as either party shall notify the other party in writing), and any such notice or other communication shall be deemed delivered one (1) business day after being sent by nationally-recognized private courier, five (5) business days after being sent by certified U.S. mail, or upon actual receipt when sent by any other means.

          This Note evidences loans which the Lender, in its sole discretion, from time to time may make to CAT. On the terms and subject to the conditions set forth in this Note, prior to the fifth anniversary of the date of this Note, CAT may from time to time borrow, prepay and reborrow such loans, up to a maximum principal amount of five hundred thousand dollars ($500,000) at any time outstanding, so long as immediately before and after giving such loans, (a) there is no default which has occurred and is continuing, nor any event or circumstance that, with the lapse of time or notice or both, would constitute a default; each request by CAT for a loan hereunder and its acceptance of such loan shall constitute a representation and warranty by CAT to the Lender that no such default, event or circumstance then exists; (c) each request for a loan hereunder is accompanied by evidence that such loan was authorized in writing by the member of the Board of Directors of CAT appointed by Lender and by at least one other member of the Board of Directors of CAT; provided, however, that Lender shall not be entitled to loan in excess of two hundred thousand dollars ($200,000) to CAT under this Note, unless such additional loan is approved by the Board of Directors of Lender; and (d) all loans under this Note must be made in increments of $25,000 or any multiple thereof.

     CAT HEREBY (A) CONSENTS, AT LENDER'S ELECTION AND WITHOUT LIMITING LENDER'S RIGHT TO COMMENCE AN ACTION IN ANY OTHER


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

JURISDICTION, TO THE JURISDICTION AND VENUE OF ANY COURT (FEDERAL OR STATE) SITUATED IN COOK COUNTY, ILLINOIS, (B) WAIVES ANY OBJECTION TO IMPROPER VENUE AND FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION BROUGHT IN COOK COUNTY, ILLINOIS, AND (C) CONSENTS TO SERVICE OF PROCESS BY CERTIFIED MAIL, POSTAGE PREPAID, ADDRESSED TO BORROWER AT ITS REGISTERED AGENT. CAT HEREBY WAIVES TRIAL BY JURY IN ALL PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY.

          CAT irrevocably waives diligence in collection or protection, presentment, protest, notice of protest, demand, dishonor, default, non-payment, creation and existence of any Liabilities and any security or collateral for any Liabilities, and all other matters or things relating to the Liabilities, this Note or any other agreement or instrument to which CAT and Lender are parties, including any extension before, at or after maturity of this Note.

          If any provision of this Note is prohibited by or invalid under applicable law, that provision will be ineffective to the extent of the prohibition or invalidity, without invalidating the rest of that provision or the remaining provisions of this Note. This Note will be governed and construed in accordance with the laws of the State of Illinois applicable to agreements made and to be performed entirely within Illinois, without regard to the conflict of laws principles of Illinois. Terms used herein relating to the Collateral, unless otherwise defined, shall have the meanings, if any, provided in the UCC. This Note shall bind CAT and CAT's successors, legal representatives and assigns, and will inure to the benefit of Lender and its successors, legal representatives and assigns. No provision of this Note may be waived, amended, released or otherwise changed, except by a writing signed by the party against which enforcement is sought.


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

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year written first above.

                              CONTROLS AUTOMATION TECHNOLOGY
                              SYSTEMS, INC.


                              By:  /s/ Gary C. Peterson
                                   ___________________________________
                                   Gary C. Peterson, President

                                     EXHIBIT A
                                      TO THE
                             UCC-1 FINANCING STATEMENT
                                     ISSUED BY
              CONTROLS AUTOMATION TECHNOLOGY SYSTEMS, INC. ("DEBTOR")
                                    IN FAVOR OF
                   TOTAL CONTROL PRODUCTS, INC. ("SECURED PARTY")


     All of Debtor's personal property, wherever located, owned, licensed, leased, consigned, arising or acquired, whether now existing or hereafter coming into existence, including, without limitation, all accounts, goods (including all consumer goods, equipment, motor vehicles, fixtures and inventory), general intangibles, instruments, securities, chattel paper, documents and letters of credit, together with all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor, all products thereof, all accessories, parts and other property used in connection therewith, all books, ledgers, books of account, records, writing, data bases, information and other property relating to, incorporating or referring to any of the foregoing, and all proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing.


                                     9